UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016

CARDIFF INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Blvd, Unit 1400

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(844) 628-2100

(Registrant's telephone number, including area code)

_____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Completion of Acquisition or Disposition of Assets, Change in Directors

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

As previously disclosed on August 10th, 2016, Cardiff international, Inc. (CDIF) completed a forward acquisition of FDR Enterprises, Inc.; Recippi’s Franchise Group, LLC; Refreshment Concepts, LLC. Corrected terms of each acquisition are hereby listed:

1st Acquisition

On August 10th, 2016, Cardiff International, Inc. (CDIF) completed the acquisition of Refreshment Concepts, LLC. The acquisition became effective (the "Effective day") on August 10th, 2016.

In connection with the closing of the acquisition, at the Effective Time, each outstanding class of preferred shares of Refreshment Concepts, par value $0.20 per share ("Refreshment Concepts Preferred Class Stock"), was converted into $0.20 preferred shares (the "Stock Consideration") of CDIF’s Preferred Class “H” Stock, par value $0.001 per share ("CDIF Preferred “H” Stock"). The preferred share Consideration was adjusted as a result of the authorization and declaration of a special distribution to the preferred Refreshment Concepts stockholders at $0.20 per share with a conversion rate of 1 to 1.25 Common Stock payable to Refreshment Concepts shareholders of record as of the close of business on July 22, 2016 (the "Special Conversion"). The Special Conversion right is granted as a result of the closing of the sale of certain interests in assets of Refreshment Concepts to certain parties designated by CDIF, which closed on July 22, 2016 (the "Asset Sale"). Pursuant to the terms of the Acquisition.

CDIF issued approximately 1,440,000 shares of CDIF Preferred “H” Shares as Stock Consideration in the Acquisition. Based on the price of CDIF’s Preferred “H” Class of stock on July 1st, 2016. The acquisition consideration (based on the value of $0.20 in CDIF Preferred Stock, represents approximately $288,000.00. The LLC has filed to convert to a Georgia Corporation. An amended 8K will be filed with audited financials by October 10th t, 2016.

2nd Acquisition

On August 10th, 2016, Cardiff International, Inc. (CDIF) completed the acquisition of F.D.R. Enterprises. The acquisition became effective (the "Effective day") on August 10th, 2016.

In connection with the closing of the acquisition, at the Effective Time, each outstanding class of preferred shares of F.D.R. Enterprises par value $0.20 per share ("F.D.R. Enterprises Preferred Class Stock"), was converted into $0.20 preferred shares (the "Stock Consideration") of CDIF’s Preferred Class “H” Stock, par value $0.001 per share ("CDIF Preferred “H” Stock"). The preferred share Consideration was adjusted as a result of the authorization and declaration of a special distribution to the preferred F.D.R. Enterprises stockholders at $0.20 per share with a conversion rate of 1 to 1.25 Common Stock payable to F.D.R. Enterprises shareholders of record as of the close of business on July 22, 2016 (the "Special Conversion"). The Special Conversion right is granted as a result of the closing of the sale of certain interests in assets of F.D.R. Enterprises to certain parties designated by CDIF, which closed on July 22, 2016 (the "Asset Sale"). Pursuant to the terms of the Acquisition.

CDIF issued approximately 1,206,870 shares of CDIF Preferred “H” Shares as Stock Consideration in the Acquisition. Based on the price of CDIF’s Preferred “H” Class of stock on July 1st, 2016. The acquisition consideration (based on the value of $0.20 in CDIF Preferred Stock, represents approximately $241,374.00. The LLC has filed to convert to a Tennessee Corporation. An amended 8K will be filed with audited financials by October 10th, 2016.

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3rd Acquisition

On August 10th, 2016, Cardiff International, Inc. (CDIF) completed the acquisition of Repicci’s Franchise Group. The acquisition became effective (the "Effective day") on August 10th, 2016.

In connection with the closing of the acquisition, at the Effective Time, each outstanding class of preferred shares of Repicci’s Franchise Group par value $0.20 per share ("Repicci’s Franchise Group Preferred Class Stock"), was converted into $0.20 preferred shares (the "Stock Consideration") of CDIF’s Preferred Class “H” Stock, par value $0.001 per share ("CDIF Preferred “H” Stock"). The preferred share Consideration was adjusted as a result of the authorization and declaration of a special distribution to the preferred Repicci’s Franchise Group stockholders at $0.20 per share with a conversion rate of 1 to 1.25 Common Stock payable to Repicci’s Franchise Group shareholders of record as of the close of business on July 22, 2016 (the "Special Conversion"). The Special Conversion right is granted as a result of the closing of the sale of certain interests in assets of Repicci’s Franchise Group to certain parties designated by CDIF, which closed on July 22, 2016 (the "Asset Sale"). Pursuant to the terms of the Acquisition.

CDIF issued approximately 1,770,000 shares of CDIF Preferred “H” Shares as Stock Consideration in the Acquisition. Based on the price of CDIF’s Preferred “H” Class of stock on July 1st, 2016. The acquisition consideration (based on the value of $0.20 in CDIF Preferred Stock, represents approximately $354,000.00. The LLC has filed to convert to a Tennessee Corporation. An amended 8K will be filed with audited financials by October 10th, 2016.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 8th, 2016, our board of directors appointed Frank Repici and Cam Crawford (Hereinafter Repici/Crawford) to serve respectively as President and CFO of Repicci’s Franchise Group, F.D.R. Enterprises, and Refreshment Concepts, LLC. Repici/Crawford have been previous owners with extensive franchise experience.

There are no family relationships between Repici/Crawford and any of our directors or executive officers.

Our newly-appointed officers have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 3.1 - Articles of Incorporation

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardiff International, Inc.

By:	/s/ Daniel Thompson
Daniel Thompson Chairman

Dated: August 25, 2016

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